LONE STAR INDUSTRIES, INC.
                       EXHIBITS FILED WITH
                   ANNUAL REPORT ON FORM 10-K/A-2
                  FOR THE FISCAL YEAR ENDED 1993



Item and Description



     28C. Separate Financial Statements for Hawaiian Cement, a significant subsidiary of Lone Star, as of June 30, 1994 and 1993 and for the years ended June 30, 1994, 1993 and 1992.